Prospectus Supplement (Sales Report) No. 1 dated October 22, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 357698

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357698	$7,500	$7,500	12.41%	1.00%	October 22, 2008	October 28, 2011	October 28, 2012	$2,500

                This series of Notes was issued upon closing and funding of member loan 357698. Member loan 357698 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Executive Search Assoc., Inc.	Debt-to-income ratio:	15.88%
Length of employment:	9 years	Location:	Downers Grove, IL

Home town:	Chicago
Current & past employers:	Executive Search Assoc., Inc., CCH, Inc.
Education:	Southwest School of Businesss

This borrower member posted the following loan description, which has not been verified:

I am and have been self employed for ten years, small business just myself; I am in between contracts and have just started a new one and will need a bit of money to float me through til the placements pay off.

A credit bureau reported the following information about this borrower member on October 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,868.00	Public Records On File:	0
Revolving Line Utilization:	60.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of small business do you do?	Type your answer here. I am an executive recruiter and have been for years.

Member Payment Dependent Notes Series 357812

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357812	$4,700	$4,700	12.09%	1.00%	October 20, 2008	October 28, 2011	October 28, 2012	$400

                This series of Notes was issued upon closing and funding of member loan 357812. Member loan 357812 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Executive Hotels Vintage Court	Debt-to-income ratio:	21.93%
Length of employment:	6 months	Location:	San Francisco, CA

Home town:	Vallejo
Current & past employers:	Executive Hotels Vintage Court, Kimpton Hotels, The Atherton Hotel at OSU
Education:	Oklahoma State University-Main Campus, Murray State College, Oklahoma State University-Okmulgee

This borrower member posted the following loan description, which has not been verified:

I'd like to consolidate my credit cards into one payment and, hopefully, at a lower rate. I want to simplify my banking.

A credit bureau reported the following information about this borrower member on October 13, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	48
Revolving Credit Balance:	$3,266.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You want to borow 4700 to consolidate your cc debt, but your revolving balance is only 3266. Please explain.	one of the loans is a Citi Financial loan (store credit card) that for some reason doesn't show up as revolving credit on reports.

Member Payment Dependent Notes Series 357864

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357864	$4,500	$4,500	10.83%	1.00%	October 20, 2008	October 28, 2011	October 28, 2012	$700

                This series of Notes was issued upon closing and funding of member loan 357864. Member loan 357864 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	American Airlines	Debt-to-income ratio:	13.54%
Length of employment:	8 years 8 months	Location:	miami, FL

Home town:
Current & past employers:	American Airlines
Education:	Florida International University

This borrower member posted the following loan description, which has not been verified:

I am a senior at Florida international University. I would use this funds to finance my last year in my Information Technology program. Appreciate any help someone out there may provide.

A credit bureau reported the following information about this borrower member on October 13, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	46
Revolving Credit Balance:	$1,818.00	Public Records On File:	0
Revolving Line Utilization:	29.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What degree are you studying for? When do you plan to graduate ?	I am in my senior year in a BS Information Technology degree. I plan to graduate at the end of the current term -- Dec 21, 2008.

Member Payment Dependent Notes Series 357866

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357866	$7,500	$7,500	19.36%	1.00%	October 21, 2008	October 28, 2011	October 28, 2012	$2,050

                This series of Notes was issued upon closing and funding of member loan 357866. Member loan 357866 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Azeez & Associates, P.L.L.C.	Debt-to-income ratio:	25.47%
Length of employment:	7 years 3 months	Location:	Northville, MI

Home town:	Redford
Current & past employers:	Azeez & Associates, P.L.L.C.
Education:	University of Michigan - Dearborn

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan will be to consolidate home improvements that were purchased on a credit card

A credit bureau reported the following information about this borrower member on October 13, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$152,189.00	Public Records On File:	0
Revolving Line Utilization:	66.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the average sum total of your monthly expenses, please. thank you	Approx 10,000 includes $ 1,500 for montesoori school fo rkids
How is it that you need a small loan at a high interest rate when your income is more than substantial to pay any such debt immediately?	We have a revolving debt of approx $80,000 that i would like to pay a chunk off
Hello. What is the interest rate on your credit card?	21.99
$150K+ in revolving credit balance? Can you explain?	Includes Heloc of $62,000
One more thing, please: your monthly net income (gross minus tax deductions etc.) thank you	Approx 12,000. I am self employed so I pay qtrly. My wife works in health care

Member Payment Dependent Notes Series 357868

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357868	$6,500	$6,500	13.67%	1.00%	October 22, 2008	October 28, 2011	October 28, 2012	$1,575

                This series of Notes was issued upon closing and funding of member loan 357868. Member loan 357868 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	CoKinetic Systems Corp	Debt-to-income ratio:	14.80%
Length of employment:	1 year	Location:	Corona, CA

Home town:	Whittier
Current & past employers:	CoKinetic Systems Corp, SmartPros, Ltd.
Education:	University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

Looking at LendingClub to potentially provide a better rate than B of A credit card which will increase to 18.74% early next year. I'm an entrepreneur with a stable income and a software side business. Current income is 12500 per month. My current debts are scheduled to payoff within 5 years. I always pay every bill on time.

A credit bureau reported the following information about this borrower member on October 12, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$88,223.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have $88K+ in revolving debt. is that all in your BofA CC? If so, how is a $6.5K loan going to make any difference?	My current budget has me paying off my entire debt within 5 years. So this 3 year loan would speed that up a bit but, I'm not in trouble if I don't get it. I have great rates on most of my debt and a lot is locked in until payoff at 3.9-4.9%. The 6.5K loan is to pay off one B of A card with a balance of $6,475. That card scheduled to increase to 18.75% interest rate in February from 4.9%.

Member Payment Dependent Notes Series 357869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357869	$4,000	$4,000	15.88%	1.00%	October 17, 2008	October 28, 2011	October 28, 2012	$1,300

                This series of Notes was issued upon closing and funding of member loan 357869. Member loan 357869 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Alliedbarton Security	Debt-to-income ratio:	21.45%
Length of employment:	3 years 10 months	Location:	Las Vegas, NV

Home town:	Invercargill
Current & past employers:	Alliedbarton Security, IPC Corporation
Education:	University of Otago

This borrower member posted the following loan description, which has not been verified:

I want to pay off some debt so I can raise my credit score so I can buy a house for my family. I ahve twin two year old boys and i want to buy a house sothey can have some stability. Right now we have been renting, but I don't want to have to move every few years. My credit is bad, I have too much debt, so if I could pay some of it off, that would help us a lot.

A credit bureau reported the following information about this borrower member on October 11, 2008:

Credit Score Range:	640-659	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,157.00	Public Records On File:	0
Revolving Line Utilization:	54.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 357872

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357872	$7,500	$7,500	10.51%	1.00%	October 20, 2008	October 28, 2011	October 28, 2012	$2,725

                This series of Notes was issued upon closing and funding of member loan 357872. Member loan 357872 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	Aura Systems	Debt-to-income ratio:	16.23%
Length of employment:	1 year 7 months	Location:	Los Angeles, CA

Home town:	Los Angeles
Current & past employers:	Aura Systems, Copy Solutions
Education:	California State Polytechnic University-Pomona

This borrower member posted the following loan description, which has not been verified:

I have a great job as an engineer and am consolidating credit card debt from a previous stint of self-employment. This loan will simplify my repayment terms and give a good return to my lenders.

A credit bureau reported the following information about this borrower member on October 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,784.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you detail the credit cards you plan to pay off with this loan? (Balance/Interest Rate) Thanks!	Yes: Wachovia Visa - $6798 Householdbank MC - $686

Member Payment Dependent Notes Series 357873

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357873	$5,000	$5,000	10.83%	1.00%	October 20, 2008	October 28, 2011	October 28, 2012	$1,975

                This series of Notes was issued upon closing and funding of member loan 357873. Member loan 357873 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,958 / month
Current employer:	Exel	Debt-to-income ratio:	21.53%
Length of employment:	7 years 3 months	Location:	SAN BERNARDINO, CA

Home town:	San Bernardino
Current & past employers:	Exel
Education:	Valley Colledge

This borrower member posted the following loan description, which has not been verified:

To help pay a few bills to get back on track.

A credit bureau reported the following information about this borrower member on October 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,194.00	Public Records On File:	0
Revolving Line Utilization:	54.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357875

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357875	$7,500	$7,500	10.51%	1.00%	October 20, 2008	October 28, 2011	October 28, 2012	$3,125

                This series of Notes was issued upon closing and funding of member loan 357875. Member loan 357875 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	Self/ Ameriprise Financial franchisee	Debt-to-income ratio:	9.55%
Length of employment:	9 years 1 month	Location:	Paramus, NJ

Home town:	Queens
Current & past employers:	Self/ Ameriprise Financial franchisee
Education:	Connecticut College

This borrower member posted the following loan description, which has not been verified:

consolidate business lines of credit to one lower payment & interest rate

A credit bureau reported the following information about this borrower member on October 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,979.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you elaborate on the balance / interest rates of the lines of credit you are looking to consolidate? Thanks!	I have an AMEX L.O.C w/9K & a bank L/O.C. w/ 2K, both w/ higher rates than the loan I'm applying for, so I would pay off the bank line & greatly reduce the AMEX line w/ the loan proceeds.

Member Payment Dependent Notes Series 357878

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357878	$7,000	$7,000	15.88%	1.00%	October 21, 2008	October 28, 2011	October 28, 2012	$1,800

                This series of Notes was issued upon closing and funding of member loan 357878. Member loan 357878 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	PopularMedia, Inc.	Debt-to-income ratio:	24.19%
Length of employment:	7 months	Location:	Somerville, MA

Home town:	Pomfret Center
Current & past employers:	PopularMedia, Inc., Pyxis Mobile, Inc., Cymfony, Inc.
Education:	Bryant University, Woodstock Academy

This borrower member posted the following loan description, which has not been verified:

Hello, Thank you for your consideration of my loan request. The Home down payment description was the best description available; although this is not a request towards the purchase of a home, it is a request towards renting a new home. As many of you are likely aware, the upfront costs of moving into a new apartment can add up quickly to cover landlord requirements and the fees of the broker. The Sanctuary building in which we would like to move into requires the upfront payments of first month's rent, last month's rent, a security deposit, and broker's fee. With the rent equaling $2,600 per month, my request is for a $7,000 loan. I am able to take care of 1st month's rent and a little extra, but require assistance on the other three payments. Your help is very much appreciated. Best Regards, Craig

A credit bureau reported the following information about this borrower member on October 8, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	56
Revolving Credit Balance:	$590.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why are you moving? Can you provide information about how stable your current job is?	Moving to a larger space because of the job actually. Additional space will provide us with an area for a home office when not "in" the office. With today's economy I would like to think that my job is stable. Hope this answers your question and thank you for your contribution.

Member Payment Dependent Notes Series 357881

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357881	$7,500	$7,500	9.07%	1.00%	October 16, 2008	October 28, 2011	October 28, 2012	$3,475

                This series of Notes was issued upon closing and funding of member loan 357881. Member loan 357881 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	LaFayette	Debt-to-income ratio:	4.86%
Length of employment:	8 years	Location:	HOLIDAY, FL

Home town:	Anchorage
Current & past employers:	LaFayette
Education:	St Petersburg College

This borrower member posted the following loan description, which has not been verified:

paying off some credit cards and other debts

A credit bureau reported the following information about this borrower member on October 7, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	30
Revolving Credit Balance:	$8,575.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you detail the credit card balances / interest rates that you are looking to pay off? Thanks!	My most pressing one carries a rate of 26%.

Member Payment Dependent Notes Series 357882

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357882	$7,500	$7,500	10.20%	1.00%	October 20, 2008	October 28, 2011	October 28, 2012	$3,075

                This series of Notes was issued upon closing and funding of member loan 357882. Member loan 357882 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,580 / month
Current employer:	ITO VIDEO	Debt-to-income ratio:	11.99%
Length of employment:	9 years 1 month	Location:	WEST COVINA, CA

Home town:	Beverly Hills
Current & past employers:	ITO VIDEO, RODEWAY INN
Education:	UCLA Anderson School of Management

This borrower member posted the following loan description, which has not been verified:

I need to install new cabinets in my Kitchen. 24 boxes & doors wood and 16 drawers wood. Thanks God, I find a good deal for the materials with a local carpenter in my neighborhood. For the same price, he is customize and install, too. Thank you very much.

A credit bureau reported the following information about this borrower member on October 7, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,703.00	Public Records On File:	0
Revolving Line Utilization:	40.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 357883

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357883	$6,600	$6,600	9.07%	1.00%	October 22, 2008	October 28, 2011	October 28, 2012	$2,400

                This series of Notes was issued upon closing and funding of member loan 357883. Member loan 357883 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,667 / month
Current employer:	sunpass	Debt-to-income ratio:	1.84%
Length of employment:	7 months	Location:	orlando, FL

Home town:	Miami
Current & past employers:	sunpass, universal orlando
Education:	Columbia College

This borrower member posted the following loan description, which has not been verified:

personal loan to help my sister out

A credit bureau reported the following information about this borrower member on October 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,889.00	Public Records On File:	0
Revolving Line Utilization:	10.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357884

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357884	$7,500	$7,500	10.83%	1.00%	October 20, 2008	October 28, 2011	October 28, 2012	$675

                This series of Notes was issued upon closing and funding of member loan 357884. Member loan 357884 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Target Stores	Debt-to-income ratio:	20.91%
Length of employment:	2 years	Location:	Alexandria, VA

Home town:	Waterville
Current & past employers:	Target Stores, Lord and Taylor
Education:	San Jose State University

This borrower member posted the following loan description, which has not been verified:

trying to refinance a store credit card at a better rate. Bought wedding ring at 22%! ouch! this is my second try - love lending club, however i missed out on my chance to accept funding. I was almost fully funded and missed the deadline to accept the funding. Now I know more about how this works and will try again. . .

A credit bureau reported the following information about this borrower member on October 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$120,338.00	Public Records On File:	0
Revolving Line Utilization:	47.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the $120k revolving credit balance. Also, what kind of mortgage do you have?	Good question - 100,000 of the revolving balance is a Home equity line of credit that was used to purchase my home via an 80/20 mortgage. the remainder is credit cards, hence the purpose of the loan. My mortgage is a 30 yr fixed on the 80% and a adjustable rate on the HELOC.
Go Spartans! I'm worried you may be overextending yourself. Are you sure you can cover the HELOC, Mortgage and this loan? What percentage of your stated income will the sum of those 3 payments be?	I take home 5300 per month, so the mtg, Heloc and this loan represent about 50% of my take home pay. In addition I am married with a working spouse (bank mgr.) whose income is not listed for the purpose of this loan.

Member Payment Dependent Notes Series 357885

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357885	$6,000	$6,000	9.07%	1.00%	October 16, 2008	October 28, 2011	October 28, 2012	$1,350

                This series of Notes was issued upon closing and funding of member loan 357885. Member loan 357885 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	ONEOK	Debt-to-income ratio:	5.00%
Length of employment:	6 years 1 month	Location:	oklahoma city, OK

Home town:	Drumright
Current & past employers:	ONEOK
Education:	Oklahoma State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Requesting loan in order to purchase stock through employee stock purchase plan.

A credit bureau reported the following information about this borrower member on October 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	31
Revolving Credit Balance:	$86.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you give a little detail on the SPP? Thanks and good luck!	Thanks.... We get to buy 10% of our salary's worth of our company's stock each year at a 15% discount from the lower of either the beginning or end of year price.... it's a sweet deal that I'm definitely not missing out on this year since our stock is so devalued for no other reason than the market pulling it down thanks! cory

Member Payment Dependent Notes Series 357886

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357886	$1,500	$1,500	8.32%	1.00%	October 15, 2008	October 28, 2011	October 28, 2012	$500

                This series of Notes was issued upon closing and funding of member loan 357886. Member loan 357886 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Time WARNER Cable	Debt-to-income ratio:	12.39%
Length of employment:	12 years	Location:	TONAWANDA, NY

Home town:	Tonawanda
Current & past employers:	Time WARNER Cable, Time Warner Inc., Best Buy Co. Inc., Circuit City Stores
Education:	Erie Community College, Saint Bonaventure University

This borrower member posted the following loan description, which has not been verified:

Home Improvement, window replacements

A credit bureau reported the following information about this borrower member on September 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,571.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have $26K+ in revolving credit balance. Can you elaborate on why so much? I'd like to lend to you but I'm afraid you already have too much debt	I have moved my school loan into a card due to lower interest rate. Also I spent a few thousand on improvments in the home. This is the bulk of it.

Member Payment Dependent Notes Series 357887

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357887	$3,000	$3,000	10.20%	1.00%	October 15, 2008	October 28, 2011	October 28, 2012	$1,200

                This series of Notes was issued upon closing and funding of member loan 357887. Member loan 357887 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Newtown Savings Bank	Debt-to-income ratio:	0.33%
Length of employment:	1 year	Location:	Newtown, CT

Home town:	Newtown
Current & past employers:	Newtown Savings Bank, University of Pittsburgh
Education:	University of Pittsburgh-Main Campus, Naugatuck Valley Community College, Western Connecticut State University

This borrower member posted the following loan description, which has not been verified:

This loan will be used to fund the purchase of a used motorcycle from a private party. The current owner of the motorcycle purchased it from a dealer just a few months ago. The motorcycle has been checked out by the dealer and is reported to be in excellent mechanical condition. No additional maintenance expenses are anticipated in the near future. Several accessories are included so I do not anticipate any additional expenses beyond the purchase of the motorcycle itself. I actually have the cash to make this purchase but would prefer to borrow the money and keep the cash in my emergency fund. The loan payments will be paid from my salary. Even with the payments for this loan, my salary will allow me to to meet my monthly expenses and save/invest additional funds. My monthly expenses are minimal. I currently have no rent, mortgage or utility expenses. I have no credit card debt. Just personal expenses, groceries, gas and cell phone. Thank you for taking the time to review this request.

A credit bureau reported the following information about this borrower member on October 7, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357888

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357888	$7,500	$7,500	12.72%	1.00%	October 20, 2008	October 28, 2011	October 28, 2012	$1,350

                This series of Notes was issued upon closing and funding of member loan 357888. Member loan 357888 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	General Dynamics	Debt-to-income ratio:	11.12%
Length of employment:	7 years 1 month	Location:	Mesa, AZ

Home town:	Sainaw
Current & past employers:	General Dynamics
Education:	Univeristy of Phoenix

This borrower member posted the following loan description, which has not been verified:

For the past eight months I?ve been fairly successful at managing my available cash making payments on time and occasionally putting extra toward credit cards or putting some cash in savings. Too many events have transpired that have eaten away at the narrow margin I had and I am now beginning to fall behind. A consolidation loan would reduce my monthly payment obligations and allow quicker payoff of credit card debt.

A credit bureau reported the following information about this borrower member on October 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	23
Revolving Credit Balance:	$12,336.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With your income, you should be able to pay off your current debt very quickly. What is the problem?	Type your answer here. Eight months ago we were actually doing fairly well. Well enough so that we decided to by a house. Prior to that my wife and I were living in an RV -- our expenses were fairly small. The house changed that more than I had anticipated.

Member Payment Dependent Notes Series 357913

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357913	$4,775	$4,775	11.14%	1.00%	October 21, 2008	October 28, 2011	October 28, 2012	$600

                This series of Notes was issued upon closing and funding of member loan 357913. Member loan 357913 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	cummins-allison corp.	Debt-to-income ratio:	6.40%
Length of employment:	4 years 8 months	Location:	Elgin, IL

Home town:	Des Plaines
Current & past employers:	cummins-allison corp., Cummins-Allison Corp.
Education:	Elgin Community College

This borrower member posted the following loan description, which has not been verified:

Payoff credit card that is currently charging me 19.99%

A credit bureau reported the following information about this borrower member on October 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	73
Revolving Credit Balance:	$10,537.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have $10K+ in revolving credit. It seems this will cut your interest by half. Why did you not borrow the full amount?	Because the rest of the revolving credit belongs to different credit cards that have a much lower interest rate than what i will be getting here.
How long do you intend on carrying this loan?	Probably anywhere from 6mths to 1yr.

Member Payment Dependent Notes Series 357979

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357979	$7,200	$7,200	9.07%	1.00%	October 21, 2008	October 28, 2011	October 28, 2012	$1,000

                This series of Notes was issued upon closing and funding of member loan 357979. Member loan 357979 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Berkshire Health Systems	Debt-to-income ratio:	9.35%
Length of employment:	32 years	Location:	NORTH ADAMS, MA

Home town:
Current & past employers:	Berkshire Health Systems
Education:

This borrower member posted the following loan description, which has not been verified:

My daughter wants to go on a trip in Dec to Cancun and does not have the money to join her friends. I will finance at an all inclusive resort. Also, she owes my wife a loan amount of 3000.00 and this has been a financial burden to her and so it's easier for her to pay me back rather than deal with her mom constantly asking her about the money.

A credit bureau reported the following information about this borrower member on October 14, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1982	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	60
Revolving Credit Balance:	$3,392.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It appears as if she cannot afford the trip. She is already in debt up to 3000 that she cannot pay. Your credit is great but using the funds in this manner appears wasteful, especially at 9%	I hear what you're saying. I know on paper it looks that way however, Valerie was rearended in a car accident in May and has suffered alot with back injuries as a result. The guy's insurance company still has not paid her lost wages, let alone anything else so because of this her income has been reduced about 25% since she works as a CNA. As soon as the insurance check comes in she plans on applying it toward the loan. Additionally some money from the loan will enable her to pay off the few credit cards she has and put her in a better financial situation. Also, this trip is with her best friend who moved to North Carolina and that was devastating to her. Valerie might not sound like the most responsible person but she was willing to move home 1 1/2 years ago to help take care of her aged grandparents and her 17 year old sister. Even now she continues to make all the household meals and care for an 81 year old friend of ours who is legally blind and hard of hearing. You may not understand why I'm doing this but I do, to bring relief to my daughter because I think she deserves it.
Can you afford to handle the loan throughout, whether or not your daughter can/does pay you back? Also, $5,200 is a lot of money for a trip to Cancun. What else is the money for? Thanks for your honesty.	Yes, repaying the loan is not an issue financially for me. Here is the breakdown for the money 7200(hopefully) -3000 to her mom -1300 she's going to give to me -1000 for the cancun package -1700 for her credit cards to be at zero and then 200 for spending money in cancun. Thanks.

Member Payment Dependent Notes Series 358261

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358261	$7,000	$7,000	15.57%	1.00%	October 21, 2008	October 29, 2011	October 29, 2012	$2,325

                This series of Notes was issued upon closing and funding of member loan 358261. Member loan 358261 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Cameron, Murphy & Spangler	Debt-to-income ratio:	1.18%
Length of employment:	2 years 1 month	Location:	Alhambra, CA

Home town:
Current & past employers:	Cameron, Murphy & Spangler, UBS Financial Services
Education:

This borrower member posted the following loan description, which has not been verified:

I have a unique opportunity to buy part of a new Bar/ Restaurant in the Los Angeles area. The project cost will be $500,000. I intend to purchase 5% of the deal. Using $13,000 of my own money and $12,000 borrowed from here. The main owner/project manager has a great track record of creating positive cash flow businesses like this from scratch. He will be a major shareholder in the deal. The slow down in the economy allows us to secure a great lease with incentives and also hire development staff at a discount. The loan repayment will be funded from my personal savings on a monthly basis, as I do not expect the project to be profitable until months 8 -10 of opening.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	45
Revolving Credit Balance:	$255.00	Public Records On File:	0
Revolving Line Utilization:	15.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be able to repay this loan if the venture does not prove profittable at all?	Yes, I have prepared for that. I am expecting to make between $53k and $58k this year (including year end bonuses). I own my car and rent a small place. I have no children or other obligations. I have 3 credit cards which have a total balance of less than $600. I have no other debt. My monthly costs are less than $1,500. The only reason I got the credit cards was to increase my credit score. I have savings and other money in the stock market. My priority as an investor is to improve my credit score as to increase my leverage in future years to come. This is my number one priority, so I can assure you paying this loan back is of the upmost importance to me. My net worth is approximately: $21k savings (liquid) $14K stock market :(don't want to sell now as is down from $19k so far this year) $8k-$10k car value $32k retirement account. As well as adding to my retirement $600 p/m I add $500 p/m to a saving account. Part of this would be redirected to cover the monthly payments of the loan so I do not have to use my savings account to repay the loan. Please email if you have any other questions. Thank you
Convince me that you have the management experience to run a bar. What is you 1,3 5 year plan.	I will not be managing. My friend who owns several Bars, a club and Restaurant is opening the new place. He has a great track record and I simply want a piece of the action. I will be available to help him in anyway needed but will not be an emplyee. I intend to focus on bringing in guests and helping on the marketing side of things to protect my investment. He has a great business plan and I am convinced he will leverage his experience and current staff to make this a success.
Hello, Do you plan to quit your current job to work at the bar, or will you do both? Thanks and good luck	No I will not be quitting my job. I will however help in anyway I can, but will not be on payroll.
I'm interested in loaning you the remainder of what you need.. but also in the restaurant itself.., is there more partners needed at this time?	I have a meeting tomorrow morning to discuss the latest developments. I will review the funding situation with the owner/project manager. For now if anyone is interested in being an investor/partner, please email projectla@live.com so we can contact you. Thank you

Member Payment Dependent Notes Series 358343

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358343	$5,400	$5,400	13.04%	1.00%	October 22, 2008	October 29, 2011	October 29, 2012	$2,625

                This series of Notes was issued upon closing and funding of member loan 358343. Member loan 358343 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	HMC	Debt-to-income ratio:	22.08%
Length of employment:	4 years 6 months	Location:	Smithtown, NY

Home town:	Brooklyn
Current & past employers:	HMC
Education:

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off my Capital One loan (current payment is $350 per month) in order to have additional funds available now to address other priorities. I am a good candidate for this loan because I am employed full-time with a great salary, and am never late on any payments. I have no rent/mortgage obligations on my home. My husband makes the mortgage payment out of his income. I have a son graduating HS next year (June 2009) and would like to contribute more into his 529 plan. I have several open CC accounts with zero balances and do not want to close them out and have my FICO score tank. I am almost over the 700 mark. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,282.00	Public Records On File:	1
Revolving Line Utilization:	15.00%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit history says you ahve a "Public Record on File" about 8 years ago. Can you explain what this was?	I had no choice but to file BK after my ex-fiancee left me over $80,000 in debt with his credit card usage on my accounts. He was an authorized user and stiffed me. This was Feb. 2001. I have had a clean credit record after I put that behind me. Thanks for the question.

Prospectus Supplement (Sales Report) No. 1 dated October 22, 2008